Exhibit 3.25

JUN-27-2003 14:02 CT CORP	212 8948790 P.02

CERTIFICATE OF FORMATION

OF

BRESNAN MICROWAVE OF MONTANA, LLC

This Certificate of Formation of Bresnan Microwave of Montana, LLC is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.).

1.	The name of the limited liability company is “Bresnan Microwave of Montana, LLC”.

2.	The address of the limited liability company’s registered office in the State of Delaware is in the City of Wilmington, County of New Castle at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the limited liability company’s registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned, acting as an authorized signatory pursuant to Section 18-204 of the Delaware Limited Liability Company Act, has executed this Certificate of Formation of Bresnan Microwave of Montana, LLC this 27th day of June, 2003.

By:	/s/ Robert V. Bresnan
	Name:	Robert V. Bresnan
	Title:	Authorized Signatory

NY55/288624.1	State of Delaware Secretary of State Division of Corporations Delivered 02:23 PM 06/27/2003 FILED 02:12 PM 06/27/2003 SRV 030427256 - 3675754 FILE

TOTAL P.02

State of Delaware Secretary of State Division of Corporations Delivered 01:35 PM 01/11/2011 FILED 01:28 PM 01/11/2011 SRV 110032195 - 3675754 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Bresnan Microwave of Montana, LLC

2. The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington, Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company

By:	/s/ Victoria D. Salhus
Authorized Person

Name:	VICTORIA D. SALHUS
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